UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 16, 2004

                 Taylor Capital Group, Inc.

(Exact name of registrant as specified in its charter)
Delaware	0-50034	36-4108550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9550 West Higgins Road, Rosemont, Illinois	60018
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (847) 653-7978

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 8, 2004, Cole Taylor Bank, an Illinois banking corporation (the "Bank") and a wholly-owned subsidiary of Taylor Capital Group, Inc. (the "Company"), entered into a master agreement (the "Master Agreement") with DMCB, LLC, an Illinois limited liability company ("DM"), as amended by that certain letter agreement by and between the Bank and Arbor Acquisitions, Inc., an Illinois corporation, as nominee of DM ("Arbor"), dated November 12, 2004 (the "First Letter Agreement"), and further amended by that certain letter agreement by and between the Bank and Arbor dated November 15, 2004 (the "Second Letter Agreement" and collectively with the Master Agreement and the First Letter Agreement, the "Agreement"). The Agreement was subject to a number of conditions to its effectiveness, including the approval by the boards of directors of the Bank and the Company. The Agreement was approved by the Bank's board of directors on September 23, 2004, and the Company's board of directors on December 16, 2004.

The Agreement provides that, subject to approval by BK Wheeling, LLC, an Illinois limited liability company (the "Landlord"), the Bank will assign to DM or its designee the Bank's interest in that certain Building Lease dated as of January 1, 1995, as amended (the "Building Lease"), pursuant to which the Bank leases approximately 5.118 acres of land and a three story building (the "Building") located at 350 East Dundee Road, in Wheeling, Illinois (the "Bank Leased Parcel") and the Bank's right to acquire fee simple title to the Bank Leased Parcel pursuant to an option to purchase dated as of January 1, 1995 (the "Option") to DM or its designee.

The Agreement further contemplates (i) the Bank's entry into a sublease (the "Sublease") of the Bank Leased Parcel with DM or its designee, subject to approval by the Landlord, (ii) the conveyance of the Bank's right, title and interest in certain parcels of property which are located adjacent to the Bank Leased Parcel to DM, and (iii) the lease by the Bank of approximately 8,274 square feet located on the first floor of the Building and the drive-through facility from DM for a term of approximately ten years (the "New Lease"). On November 19, 2004, the Bank entered into the Sublease with Arbor which provides for monthly rental installments of $56,995.98 and for a term of approximately sixty days to expire on the date on which DM closes on the purchase of the Bank Leased Parcel from the Landlord pursuant to the Option.

The transactions contemplated by the Agreement were consummated on February 18, 2005, at which time, among other things, (a) the Sublease terminated and the Bank paid to DM a sublease termination fee in the amount of $3,300,000.00, net of certain adjustments and prorations required by the Agreement, and (b) the Bank and DM executed the New Lease.

The above description of the Agreement and the Sublease is only a summary and is qualified in its entirety by reference to Exhibits 10.1, 10.2, 10.3 and 10.4 to this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c)

10.1 Master Agreement by and between Cole Taylor Bank and DMCB, LLC dated September 8, 2004.

10.2 Letter Agreement by and between Cole Taylor Bank and Arbor Acquisitions, Inc., as nominee of DMCB, LLC, dated November 12, 2004.

10.3 Letter Agreement by and between Cole Taylor Bank and Arbor Acquisitions, Inc., as nominee of DMCB, LLC, dated November 15, 2004.

10.4 Sublease by and between Cole Taylor Bank and Arbor Acquisitions, Inc. dated November 19, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2005

TAYLOR CAPITAL GROUP, INC.

By:	/s/ DANIEL C. STEVENS
Daniel C. Stevens
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Master Agreement by and between Cole Taylor Bank and DMCB, LLC dated September 8, 2004.
10.2	Letter Agreement by and between Cole Taylor Bank and Arbor Acquisitions, Inc., as nominee of DMCB, LLC, dated November 12, 2004.
10.3	Letter Agreement by and between Cole Taylor Bank and Arbor Acquisitions, Inc., as nominee of DMCB, LLC, dated November 15, 2004.
10.4	Sublease by and between Cole Taylor Bank and Arbor Acquisitions, Inc. dated November 19, 2004.